Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ascent Solar Technologies, Inc. of our report dated March 31, 2025, relating to our audit of December 31, 2024 and 2023, financial statements of Ascent Solar Technologies, Inc. Our audit report includes an explanatory paragraph relating to Ascent Solar Technologies, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Haynie

Salt Lake City, Utah

January 30, 2026